UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 9, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26878	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard
12th Floor
	Los Angeles, California	90028
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 817-4600

(Former name or former address, if changed since last report)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

Item 5 – Other Events

On May 9, 2003, the United States District Court for the Central District of California held a hearing with respect to two separate applications seeking, among other things, to prevent temporarily the payment to Dr. Henry C. Yuen and Ms. Elsie Ma Leung of approximately $37 million being held by Gemstar-TV Guide International, Inc. (the “Company”) in segregated accounts that were established in connection with the Company’s November 2002 management and corporate governance restructuring. At the conclusion of the hearing, the court ordered, among other things, that the Company continue to retain the funds in those segregated accounts for a period of 45 days under Section 1103 of the Sarbanes-Oxley Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2003

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/S/ STEPHEN H. KAY
Stephen H. Kay
Executive Vice President and General Counsel

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